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                                  Exhibit 99.1
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Discreet Logic and MGI Software Sign Definitive Merger Agreement

           Amalgamation of Consumer Digital Imaging and Video Editing Software Leader Forms Cornerstone of Discreet Logic Consumer Initiative

MONTREAL, Quebec and TORONTO, Ontario --- March 9, 1998 - Discreet Logic Inc. (Nasdaq: DSLGF) and MGI Software Corp. (TSE: MGI) today announced a definitive agreement under which Discreet Logic will combine with MGI Software (MGI). MGI, based in Toronto, Ontario, develops and distributes award-winning market-leading products including PhotoSuite and VideoWave for Microsoft Windows95 and WindowsNT. PhotoSuite enables people to edit, enhance, transform, organize, present, print and share photos on their personal computers and over the Internet. VideoWave turns a personal computer into a video studio by enabling the user to quickly and easily capture, edit and produce videos using a unique "StoryLine" interface.

The combination advances Discreet Logic's goal to become the leading provider of digital media solutions to professional and consumer markets including home and business PC users. Discreet Logic will augment its advanced systems and new media software businesses with MGI's leading product lines, extensive worldwide consumer distribution network and OEM partnerships, and proven management expertise.

According to the agreement, each share of MGI common stock will be exchanged for
0.162 shares of Discreet Logic stock. Outstanding options to purchase MGI common stock will be converted at this exchange ratio into options to acquire Discreet Logic stock. Based on today's closing price of Discreet Logic's common stock, the deal is valued at approximately US $108 million (approximately CDN $153 million). The transaction is intended to be accounted for as a pooling of interests and is expected to be slightly dilutive to Discreet Logic's earnings in fiscal 1999, excluding the one-time charge noted below. In connection with the transaction, MGI granted Discreet Logic an option, exerciseable under certain conditions, to purchase shares up to approximately 20% of MGI's outstanding shares, and in addition Mr. Oren Asher, chairman of MGI, has agreed to vote his shares in favour of the transaction. The transaction is to be implemented through a plan of arrangement and is subject to various customary conditions, including clearance under the Hart-Scott-Rodino Antitrust Improvements Act, approval of Canadian regulatory and governmental agencies and courts, and approval by MGI stockholders. Discreet Logic expects to recognize a one-time charge related to certain merger costs and related expenses in its fourth fiscal quarter, or first quarter of fiscal 1999, when the deal is expected to close.

On March 5, 1998, Discreet Logic and Intel Corporation announced a joint development agreement supported by an equity investment by Intel to build products targeted at professional markets. MGI's award winning consumer technology has also received recognition through an equity investment by Intel in September 1997. As further
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recognition, in January 1998 Intel began shipping VideoWave on its motherboards under a multi-year worldwide agreement.

MGI brings proven consumer management expertise led by Anthony DeCristofaro, president and CEO of MGI, who was previously vice president and general manager of AST Canada, a computer hardware company which during DeCristofaro's tenure delivered an annual revenue increase from US $21 million to over US $211 million in four years. DeCristofaro was also a founding board member of Delrina Corporation, a PC software company. Other MGI management team members come from Corel and Delrina. DeCristofaro will become senior vice president of a newly created Discreet Logic Consumer Products Division, reporting to Richard Szalwinski, Discreet Logic's, chairman, president and CEO.

"The addition of MGI builds on our goal of providing design-driven solutions across the broad entertainment and consumer market," said Szalwinski. "The combined company will be better positioned to take advantage of the analogue to digital conversion and the growing demand for digital imagery across all markets. Together we will have seasoned management, award winning products, and extensive distribution for professional and consumer digital media marketplaces."

"Our mission has always been to change the way people picture the world by creating products that inspire users with new found creativity on their PCs and the Internet," said DeCristofaro. "The success of our mission is evidenced by MGI's substantial year over year revenue growth as well as our sales of over 10 million units since inception. We expect to further this leadership position with the release of PhotoSuite II, our next generation, Internet-based product due to be released in the second calendar quarter of this year. Our fit with Discreet Logic is excellent because we share a common philosophy including the development of best of breed products that enhance the user's experience."

Since it was founded in 1995, MGI has built a market leading position with PC Photography and Video Publishing with its award-winning products and key relationships with some of the leading manufacturers driving the convergence of computers with still and motion pictures. MGI's partners include Intel Corporation, Mitsui & Co. of Japan, and major digital camera, computer, and peripheral manufacturers. MGI's PhotoSuite and VideoWave are the leading brands in retail stores and OEM distribution. MGI's products are available in 14 different languages through a worldwide network of distributors and retailers spanning 19 countries. For more information visit MGI's website at www.mgisoft.com.

Discreet Logic Inc. develops advanced systems and new media software that are used in the creation of digital imagery and serve three key markets: visual effects, editing and production. Artists, editors and designers use Discreet Logic's products to develop imagery for video, broadcast, HDTV, the web, new media and feature films, including the following 1998 Visual Effects Academy Awards nominees "Titanic", "The Lost World: - 3 - Jurassic Park" and
"Starship Troopers"; as well as previous Academy Award winners "Independence Day" and "Forrest Gump".
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Except for the factual information contained herein, certain of the matters discussed in this news release constitute forward-looking statements that involve risks and uncertainties. Actual results, including the level of earnings of both Discreet Logic and MGI, the success of the proposed merger, and the release of new products may differ from the results discussed in the forward-looking statements. Factors that may cause such a difference include, but are not limited to, risks associated with acquisitions, such as obtaining necessary governmental and stockholder approvals; the successful closing of the transaction and other risks associated with acquisitions such as the integration of MGI's products into the Company's product line; continued market acceptance of MGI's products; difficulties in the assimilation of operations, technologies, and distribution channels of the companies; diversion of management's attention from other business concerns; and a downturn in the digital media industry, as well as other factors such as the timely development, release and acceptance of new products; the impact of competitive products and pricing; the timely development and release of products by strategic suppliers; and the other risks detailed in the Company's Form 10-K for the year ended June 30, 1997, particularly in the section entitled Certain Factors That May Affect Future Results as well as in other reports and forms filed with the Securities Exchange Commission from time to time.

For further information, contact Discreet Logic Corporate Headquarters: 10 Duke, Montreal, Quebec, Canada H3C 2L7; Tel: 514/393-1616; Fax: 514/393-0110; E-mail:
info@discreet.com; Web; www.discreet.com.

NOTE: All amounts are in U.S. dollars unless otherwise noted. Discreet Logic and its products are trademarks of Discreet Logic Inc. MGI and its products are trademarks of MGI. All other trademarks are the properties of their respective owners.

CONTACT:

Discreet Logic, Montreal

Media: Emma Shield, 514/954-7151
Analysts/investors:
Fleishman-Hillard:
Toronto: Anne Lachance, 416/214-0701
New York: Thomas Smith, 212/265-9150 ext. 2244

MGI, Toronto

Media/Analysts/investors:
Josef Zankowicz, 905/707-3650